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                                                                    EXHIBIT 23.3

                                    CONSENT
                                    -------


     The undersigned hereby consents to the use of its name and the quotation and summarization of information provided by it in the Balance Bar Company Registration Statement (File Number 333-49651) on Form S-1 and related Prospectus.

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 19th day of May, 1998.

                              Find/SVP, Inc.

                              By:    /s/ Lynn Christie
                                     -----------------
                              Name:  Lynn Christie
                              Title: Vice President and Managing Director